Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

This Warrant Exchange Agreement (this “Agreement”) is made and entered into as of June 11, 2014, by and between International Stem Cell Corporation, a Delaware corporation (the “Company”), and                  (the “Holder”).

RECITALS

A. Holder owns a [Series A Warrant] [Placement Agent Warrant], issued in July 2013 as part of a public offering of securities by the Company, which entitles the Holder to purchase                  shares of common stock of the Company (the “Warrant”); and

B. Holder desires to effect an exchange of the Warrant for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and the Company desires to consummate such exchange, on the terms and conditions set forth in this Agreement (the “Exchange Transaction”).

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties agree as follows:

ARTICLE I

Exchange

Section 1.1 The Exchange. Upon the terms and subject to the conditions of this Agreement, the Holder agrees to sell, transfer and deliver to the Company the Warrant, in exchange for issuance of an aggregate of                 1 shares of Common Stock (the “Shares”).

Section 1.2 Closing; Settlement. The closing of the Exchange Transaction (the “Closing”) shall take place on June 16, 2014 (the third business day after the date of this Agreement) or such other date as may be mutually agreed by the parties (the “Settlement Date”). At the Closing, the Company shall cause the transfer agent for the Common Stock to issue and deliver the Shares duly registered and freely tradable through the facilities of DTC by DWAC to the custodian and account provided to the Company in writing by the Holder. The Holder hereby agrees that, upon and subject to the Closing, all of the Company’s obligations under the Warrant shall be automatically terminated and cancelled in full without any further action required, and that this Section 1.2 shall, upon the Closing, constitute an instrument of termination and cancellation of the Warrant. Within five business days after the Closing, the Holder shall deliver to the Company the original Warrant. However, for the avoidance of any doubt, as of the Closing all of the Holder’s rights under the Warrant shall be extinguished.

[1]	Number equal to 120% of the number of shares of Common Stock underlying the Warrants.

Section 1.3 Conditions Precedent to the Obligations of the Holder. The obligations of the Holder under this Agreement are expressly subject to the fulfillment of each of the following conditions at or prior to the Settlement Date, unless waived by the Holder in writing:

(a) Representations and Warranties; Covenants. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the Settlement Date, with the same force and effect as though made on and as of such date (except to the extent any such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct as of such date). The Company shall have performed and complied in all material respects with all of its covenants and other obligations contained in this Agreement required to be performed or complied with by the Company at or prior to the Settlement Date.

(b) Delivery. The Company shall have delivered to the Holder the Shares in accordance with the instructions provided pursuant to Section 1.2.

Section 1.4 Conditions Precedent to the Obligations of the Company. The obligations of the Company under this Agreement are expressly subject to the fulfillment of each of the following conditions at or prior to the Closing, unless waived by the Company in writing:

(a) Representations and Warranties; Covenants. The representations and warranties of the Holder set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) on and as of the Settlement Date, with the same force and effect as though made on and as of such date (except to the extent any such representation and warranty is made as of a specific date, in which case such representation and warranty shall be true and correct as of such date). The Holder shall have performed and complied in all material respects with all of its covenants and other obligations contained in this Agreement required to be performed or complied with by the Holder at or prior to the Settlement Date.

ARTICLE II

Representations, Warranties and Covenants of the Holder

The Holder hereby makes the following representations, warranties and covenants, each of which is true and correct on the date hereof, will be true and correct on the Settlement Date, and will survive the Settlement Date and the transaction contemplated hereby.

Section 2.1 Existence and Power.

(a) The Holder is either an individual or an entity that is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Holder has the power, authority and capacity to execute and deliver this Agreement to perform its obligations hereunder, and to consummate the transaction contemplated hereby.

(b) The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation or default under (i) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or (ii) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body, on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Title to Warrant. The Holder is the beneficial owner and sole legal owner of, and has good and valid title to, the Warrant, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (“Claims”). The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Warrant or its rights in the Warrant, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to the Warrant. Good and valid title to the Warrant, free and clear of any Claims, will pass to the Company upon consummation of the transaction contemplated hereby.

Section 2.4 Registration Exemption. Neither the Holder nor anyone acting on behalf of the Holder has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange Transaction. The Holder understands that the Exchange Transaction contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Holder does not know of any reason why such exemption is not available.

Section 2.5 Reliance by Company. The Holder acknowledges that the Company is relying on the truth and accuracy of the foregoing representations and warranties in connection with the Exchange Transaction.

Section 2.6 Cause Conditions to be Satisfied. The Holder will use commercially reasonable efforts to cause the conditions precedent set forth in Section 1.4 to be satisfied on or prior to the Settlement Date.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants, each of which is true and correct on the date hereof, will be true and correct on the Settlement Date and will survive the Settlement Date and the transaction contemplated hereby.

Section 3.1 Existence and Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not constitute or result in a breach, violation or default under (i) any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or (ii) with the Company’s Certificate of Incorporation or by-laws, or (iii) any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body, on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company, except in the case of clauses (i) and (iii) for such breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

Section 3.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Valid Issuance of Shares; Securities Act Compliance. The Shares, when issued, sold and delivered in accordance with the terms and conditions of this Agreement will be duly and validly issued, fully paid and nonassessable. The offer and sale of the Shares, in conformity with the terms of this Agreement, are exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Securities Act”) by virtue of Section 3(a)(9) thereof. Assuming the accuracy of the representations made in Section 2, the Shares will not bear any restrictive legend and will be freely tradable without any restrictions or limitations under applicable securities laws, rules and regulations.

Section 3.4 Other Agreements. The Company is negotiating, and intends to implement, the exchange of the other warrants issued in the July 2013 public offering that are currently outstanding and the warrants issued to Roth Capital Partners, LLC (“Roth Capital”) by entering into agreements (the “Other Agreements”) in the same form as this Agreement. The Company will not provide any holders of any warrant which has the same terms as the Warrant or Roth Capital with a more favorable exchange ratio than is provided to the Holder hereunder or offer any consideration (other than the reimbursement of legal fees) to any holder of such warrants without offering the same consideration to the Holder.

Section 3.5 Standstill. The Company will not, from and after the date hereof and until the ninetieth (90th) day following the Settlement Date, offer, sell, pledge, contract to sell or otherwise dispose of any equity securities or securities convertible, exercisable or exchangeable into equity securities of the Company, other than: (i) the issuance of equity awards pursuant to the Company’s employee benefit plans and employee incentive plans, as such plans are in existence on the date hereof and described in the SEC Documents; (ii) the issuance of common stock pursuant to the valid exercise of options or warrants or upon exercise of conversion rights with respect to convertible securities outstanding on the date hereof; provided, that no such securities are amended or modified on or after the date hereof; and (iii) the issuance and sale of equity securities in private placements to directors or officers of the Company. For the avoidance of doubt, the Company may close the exchanges contemplated by the Other Agreements.

Section 3.6 SEC Filings. As of their respective filing dates, the Company’s filings with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 (the “Exchange Act”) since January 1, 2014, including, without limitation, the Company’s Annual Report on Form 10-K filed on March 17, 2014 (the “SEC Documents”), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 3.7 Reliance by Company. The Company acknowledges that the Holder is relying on the truth and accuracy of the foregoing representations and warranties in connection with the Exchange Transaction.

Section 3.8 Public Disclosure. The Company shall file a current report on Form 8-K on or before 8:30 a.m., Eastern time, on the first Business Day following the date of this Agreement, describing the terms of the transactions contemplated by this Agreement and the Other Agreements in the form required by the Exchange Act and attaching the form of this Agreement as an exhibit to such filing (including all attachments, the “8-K Filing”). In addition, the Company covenants and agrees that it shall include in the 8-K Filing any information that constitutes, or could reasonably be expected to constitute, material, nonpublic information regarding the Company, or any of its subsidiaries, received by the Holder from the Company or any of its subsidiaries or any of their respective officers, directors, affiliates or agents. Accordingly, the Company covenants and agrees that, from and after the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries, or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate. The Company understands and confirms that the Holder will rely on the foregoing in effecting transactions in securities of the Company. The Company shall not, and shall cause its subsidiaries and their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of the Holder.

Section 3.9 3(a)(9) Exemption. The offer and issuance by the Company of the Shares in conformity with this Agreement constitute transactions exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof. The Company acknowledges and agrees that in accordance with Section 3(a)(9) of the Securities Act, the Shares shall take on the registered characteristics of the Warrant being exchanged, and the Shares will be freely tradable without restrictive legend. The Company agrees not to take any position contrary to this Section 3.9.

Section 3.10 Cause Conditions to be Satisfied. The Company will use commercially reasonable efforts to cause the conditions precedent set forth in Section 1.3 to be satisfied on or prior to the Settlement Date.

ARTICLE IV

Miscellaneous Provisions

Section 4.1 Expiration Date. Notwithstanding any other provision hereof to the contrary, if the Closing has not occurred by 5:00 p.m. (New York City time) on June 17, 2014, unless otherwise mutually agreed to by the parties to this Agreement, this Agreement shall expire and cease to be of any legal effect, and no party hereto shall have any obligation to engage in or consummate the transactions contemplated hereby.

Section 4.2 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) at the address set forth on the signature page hereof or with return receipt requested or sent by reputable overnight courier service (charges prepaid) to such address and to the attention of such person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

Section 4.3 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.4 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

Section 4.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.6 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 4.7 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 4.8 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.9 Amendment. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

Section 4.10 Waiver; Consent. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 4.11 No Broker. Each party represents to the other that it has not engaged any third party as broker or finder or incurred or become obligated to pay any commission or other remuneration in connection with the transactions contemplated by this Agreement.

Section 4.12 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.13 Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 4.14 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.15 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE COMPANY:

INTERNATIONAL STEM CELL CORPORATION

By:
Name:
Title:
Address:	5950 Priestly Drive
Carlsbad, CA 92008

THE HOLDER:

By:
Name:
Title:
Address: